Registration No. ____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUFFY CORPORATION

(Exact name of registrant as specified in its Charter)

    Ohio

31-0326270

(State of Incorporation)

(I.R.S. Employer Identification No.)

225 Byers Road, Miamisburg, Ohio

45342

(Address of Principal Executive Offices)

(Zip Code)

HUFFY CORPORATION 1998 DIRECTOR STOCK INCENTIVE PLAN

HUFFY CORPORATION 1998 KEY EMPLOYEE STOCK PLAN

HUFFY CORPORATION 1998 RESTRICTED SHARE PLAN

(Full Title of the Plans )

Nancy A. Michaud, Secretary

Huffy Corporation

225 Byers Road

Miamisburg, Ohio 45342

(937) 866-6251

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	733,000	$7.17*	$5,255,610*	$425.18

Approximate date of proposed commencement of sales hereunder:

As soon as practicable after the effective date of this Registration Statement

*

Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of Huffy Corporation on the New York Stock Exchange on  July 28, 2003, a date within 5 days of the date on which this Registration Statement is filed.

PART I

EXPLANATORY NOTE

This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under the Huffy Corporation 1998 Director Stock Incentive Plan, the Huffy Corporation 1998 Key Employee Stock Plan and the Huffy Corporation 1998 Restricted Share Plan, each as amended (collectively, the “Plans”).

Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant’s Registration Statement on Form S-8, filed May 7, 1998 (Registration No. 333-52095) and Registration Statement on Form S-8, filed August 1, 2001 (Registration No. 333-66456).

The documents containing information specified by Part I of this Registration Statement have been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act.  Such documents are not required to be filed with the SEC but constitute (along with documents incorporated by reference into this Registration Statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

  Exhibits.

Exhibit No.

Description

5, 23.1

Opinion of Dinsmore & Shohl, including its consent

23.2

Consent of KPMG LLP

24

Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio on July 28, 2003.

Huffy Corporation

By:      /s/ Nancy A. Michaud

Nancy A. Michaud, Vice President -

General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Don R. Graber

Date:  July 28, 2003

Don R. Graber

Chairman, President and Chief Executive Officer

(Principal Executive Officer)

/s/ Robert W. Lafferty

Date:  July 28, 2003

Robert W. Lafferty

Vice President – Finance, Chief Financial

Officer and Treasurer

(Principal Financial Officer)

/s/ Timothy G. Howard

Date:  July 28, 2003

Timothy G. Howard

Vice President - Controller

(Principal Accounting Officer)

/s/ Nancy A. Michaud*

Date:  July 28, 2003

W. Anthony Huffman, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

Linda B. Keene, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

Donald K. Miller, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

James F. Robeson, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

Thomas C. Sullivan, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

Joseph P. Viviano, Director

/s/ Nancy A. Michaud*

Date:  July 28, 2003

Gerald B. Wasserman, Director

* Executed by Nancy A. Michaud pursuant to the attached Power of Attorney.

#

INDEX TO EXHIBITS

Exhibit No.

Description

Page

5, 23.1

Opinion of Dinsmore & Shohl including its consent.

23.2

Consent of KPMG LLP

24

Power of Attorney

Exhibit 5 and 23.1

Charles F. Hertlein, Jr.

513-977-8315

chuck.hertlein@dinslaw.com

July 28, 2003

Huffy Corporation

225 Byers Road

Miamisburg, OH  45342

Ladies and Gentleman:

This opinion is rendered for use in connection with the Registration Statement on Form S-8 prescribed pursuant to the Securities Act of 1933, to be filed by Huffy Corporation (the “Company”) with the Securities and Exchange Commission, under which an additional 733,000 shares of the Company’s Common Stock, $1.00 par value (“Common Stock”) are to be registered for issuance pursuant to the Huffy Corporation 1998 Director Stock Option Plan, the Huffy Corporation 1998 Key Employee Stock Option Plan and the Huffy Corporation 1998 Restricted Share Plan, each as amended (collectively, the “Plans”).

We hereby consent to the filing of this opinion as Exhibits 5 and 23.1 to the Registration Statement and to the reference to our name in the Registration Statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company’s Articles of Incorporation and Code of Regulations, both as amended,  and the record of proceedings of the shareholders and of the directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.

The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.

When the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and up to an additional 733,000 shares of the Company’s Common Stock to be issued pursuant to the Plans shall have been issued upon the terms set forth in the Plans, such shares will be legally and validly issued and outstanding, fully paid and non-assessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/ Charles F. Hertlein, Jr.

Charles F. Hertlein, Jr.

Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Huffy Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of shares in connection with the Huffy Corporation 1998 Director Stock Incentive Plan, 1998 Key Employee Stock Plan, and 1998 Restricted Share Plan, of our reports dated January 31, 2003, with respect to the consolidated balance sheets of Huffy Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows, and the related financial statement schedule, for each of the years in the three-year period ended December 31, 2002, which reports appear in the Annual Report on Form 10-K of Huffy Corporation for the year ended December 31, 2002.

/s/ KPMG LLP

Cincinnati, Ohio
July 29, 2003

Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy A. Michaud, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any Registration Statements filed under the Securities Act of 1933 or any amendment or amendments to such Registration Statements relating to shares to be offered for sale, sold, and/or issued in connection with Huffy Corporation’s 1998 Key Employee Stock Plan, 1998 Director Stock Incentive Plan and 1998 Restricted Share Plan and to perform any acts necessary to be done in order to file such Registration Statement with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or her substitutes, shall do or cause to be done by virtue hereof.

/s/ Don R. Graber

Don R. Graber

Director

/s/ W. Anthony Huffman

W. Anthony Huffman

Director

/s/ Linda B. Keene

Linda B. Keene

Director

/s/ Donald K. Miller

Donald K. Miller

Director

/s/ James F. Robeson

James F. Robeson

Director

/s/ Thomas C. Sullivan

Thomas C. Sullivan

Director

/s/ Joseph P. Viviano

Joseph P. Viviano

Director

/s/ Gerald B. Wasserman

Gerald B. Wasserman

Director